Exhibit 1.1

HORACE MANN EDUCATORS CORPORATION

DEBT SECURITIES

UNDERWRITING AGREEMENT

            June 6, 2005

To the Representatives of the

several Underwriters named in the

respective Pricing Agreements

hereinafter described.

Ladies and Gentlemen:

From time to time Horace Mann Educators Corporation, a Delaware corporation (the “COMPANY”), proposes to enter into one or more Pricing Agreements (each a “PRICING AGREEMENT”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “UNDERWRITERS” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “SECURITIES”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “DESIGNATED SECURITIES”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “INDENTURE”) identified in such Pricing Agreement.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “REPRESENTATIVES”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities, and the obligation of any of the Underwriters to purchase any of the Securities, shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement also shall specify, to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto, the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing, which may be in counterparts, and may be evidenced by an exchange of email communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-111234) (the “INITIAL REGISTRATION STATEMENT”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “COMMISSION”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form. Other than a registration statement, if any, increasing the size of the offering (a “RULE 462(b) REGISTRATION STATEMENT”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “SECURITIES ACT”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, each in the form heretofore delivered to the Representatives). No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act, is called a “PRELIMINARY PROSPECTUS”. The Initial Registration Statement and any Rule 462(b) Registration Statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time the Initial Registration Statement became effective but excluding Form T-1, each as amended at the time the Initial Registration Statement became effective or any Rule 462(b) Registration Statement became or hereafter becomes effective, are collectively called the “REGISTRATION STATEMENT”. The prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is called the “PROSPECTUS”. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the information incorporated by reference therein, as updated or superseded as provided therein pursuant to the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement. Any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

(b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this Section 2(b) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “TRUST INDENTURE ACT”), and the rules and regulations of the

Commission thereunder. The Registration Statement, as amended, does not and will not, as of the applicable effective date as to the Registration Statement and any amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, does not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(c) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth therein or contemplated thereby, there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development reasonably likely to result in a material adverse change, in or affecting the business, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

(f) The subsidiaries of the Company listed on Annex II constitute all of the “significant subsidiaries” of the Company, as such term is defined in paragraph (w) of Rule 1-02 of Regulation S-X (17 CFR § 210.1-01, et seq.) (the “MATERIAL SUBSIDIARIES”). Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own its properties and conduct its business as described in or contemplated by the Prospectus. Each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. All of the issued and outstanding capital stock of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is held legally and beneficially by the Company directly or through wholly-owned subsidiaries, free from liens, encumbrances and defects, except as set forth in or contemplated by the Prospectus.

(g) The Securities have been duly authorized and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will have been duly executed and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities.

(h) The issue and sale of the Designated Securities and the compliance by the Company with the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to such Designated Securities, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party that is material to the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement with respect to such Designated Securities or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(i) Except set forth in or contemplated by the Prospectus, each of Horace Mann Lloyds, Horace Mann Property & Casualty Insurance Company, Horace Mann Insurance Company, Teachers Insurance Company, Horace Mann Life Insurance Company and Allegiance Life Insurance Company (collectively referred to as the “INSURANCE SUBSIDIARIES”) is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under, and is in compliance with the requirements of, the insurance laws and regulations of its jurisdiction of incorporation and the insurance laws and regulations of the jurisdictions that are applicable to each such Insurance Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to be so licensed or so comply or file would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole. Except as otherwise described in the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of the Insurance Subsidiaries, except for any such orders or decrees that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(j) Except as set forth in or contemplated by the Prospectus, the Company and its Insurance Subsidiaries have made no changes in their insurance reserving practices since the most recent financial statements included or incorporated in the Prospectus, except for changes that would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

(k) Except as set forth in or contemplated by the Prospectus, all material reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included or incorporated by reference in the Prospectus and for such violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole.

(l) None of the Company or any of its subsidiaries as of the date of this Agreement is in violation of its charter or by-laws or other organizational documents in any material respect or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(m) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

(n) The statutory annual and quarterly statements of the Company’s subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in all material respects in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of such subsidiaries (on a statutory basis) for the period covered thereby.

(o) The various ratings assigned to the Company’s Material Subsidiaries as of the date of this Agreement have not been lowered or threatened to be lowered by A.M. Best Company, Inc. (“A.M. Best”), Fitch, Inc. (“Fitch”), Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), as applicable, nor, to the Company’s knowledge, have such ratings been placed under surveillance or review by A.M. Best, S&P, Fitch, or Moody’s, as applicable.

(p) The Company is not and, after giving effect to the issuance of the Designated Securities, to the other transactions contemplated in the Prospectus and to the application of the net proceeds therefrom as described in the Prospectus, will not be required to be registered as an “investment company” as such term is defined in the 1940 Act.

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r) Except as disclosed in the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s) Except as disclosed in the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(t) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “TIME OF DELIVERY” for such Designated Securities.

5. The Company agrees with each of the Underwriters of any Designated Securities that:

(a) The Company will:

(i) prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b);

(ii) make no further amendment or supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities that shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof;

(iii) for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof in a reasonable amount of time prior to such proposed filing, and in good faith take into consideration such comments as the Representative(s) or its counsel may reasonably propose; and

(iv) promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such period advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission to amend or supplement the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(b) The Company, promptly from time to time, will take such action as the Representatives reasonably may request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives reasonably may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time thereafter for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, the Company will deliver written and electronic copies of the Prospectus as amended or supplemented to the Underwriters in New York City in such quantities as the Representatives reasonably may request. If the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, the Company will notify the Representatives and upon their request will file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives from time to time reasonably may request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance.

(d) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than one year after such Time of Delivery and that are substantially similar to such Designated Securities, without the prior written consent of the Representatives.

(f) To use the net proceeds received by it from the sale of the Designated Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, DC time, on the date of this Agreement, and at the time of filing the Company shall either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

6. The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the any Blue Sky Memorandum or Legal Investment Survey; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of printing or reproducing the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof. If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, DC time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. All requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the valid existence of the Company, the validity of the Designated Securities, the Registration Statement, the Prospectus and such other related matters as the Representatives reasonably may request, and such counsel shall have received such documents and information as they reasonably may request to enable them to pass upon such matters.

(c) Gibson, Dunn & Crutcher, LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company is a validly existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented.

(ii) The Company has the corporate power and authority to execute and deliver the Underwriting Agreement, the Pricing Agreement, the Indenture and the Designated Securities and to perform its obligations thereunder.

(iii) The execution, delivery and performance of the Underwriting Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action. The Underwriting Agreement and the Pricing Agreement have been duly executed and delivered by the Company.

(iv) The execution, delivery and performance of the Designated Securities have been duly authorized by all necessary corporate action. The Designated Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The Designated Securities conform to the description thereof in the Prospectus as amended or supplemented.

(v) The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action. The Indenture has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Indenture conforms to the description thereof in the Prospectus as amended or supplemented.

(vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company is required to be obtained by the Company for the issue and sale by the Company of the Designated Securities being delivered at such Time of Delivery, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(vii) The execution, delivery and performance by the Company of the Underwriting Agreement, the Pricing Agreement and the Indenture, and consummation by the Company of the transactions provided for in the Underwriting Agreement, the Pricing Agreement and the Indenture, including, but not limited to, the issuance and sale of the Designated Securities to be sold by the

Company under the Underwriting Agreement and the Pricing Agreement and the application of the net proceeds thereof as described in the Prospectus, will not conflict with Delaware General Corporation Law or any federal or New York State statute, rule, regulation or order, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement, the Pricing Agreement and the Indenture, respectively.

(viii) The Designated Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

(ix) Insofar as the statements in the Prospectus under the captions “Description of Notes”, “Description of the Debt Securities”, “Description of Capital Stock” and “Underwriting” constitute a summary of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses.

(x) The Registration Statement has become effective under the Securities Act.

(xi) The Company is not, and, as a result of the offering and sale of the Designated Securities as contemplated in the Underwriting Agreement and the Pricing Agreement, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940.

(xii) Pursuant to Section 309 of the Trust Indenture Act, the Indenture has been qualified under the Trust Indenture Act.

In addition, such counsel shall state that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of such counsel’s expression of belief, shall have the meaning set forth in Rule 158(c) under the Securities Act) or the Prospectus, as of its date or as of such Time of Delivery, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus, as of its date or as of such Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing its belief, such counsel may state that it expresses no belief as to the financial statements and related schedules, or the Statement of Eligibility on Form T-1, contained or incorporated by reference in the Registration Statement or the Prospectus. Such counsel also shall state that it does not know of any contract or other document of a character required to be described in the Registration Statement or Prospectus, or filed as an exhibit thereto, that is not described or filed as required.

(d) Ann Caparros, Esq., general counsel for the Company, shall have furnished to the Representatives her written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) Each of the Company’s Material Subsidiaries is an existing corporation in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in or contemplated by the Preliminary Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed opposite the name of each such subsidiary on a schedule attached to such opinion.

(ii) All of the issued capital stock of the Material Subsidiaries of the Company is owned by the Company, directly or indirectly, in each case free and clear of any material lien, adverse claim (as defined by Section 8-102 of the New York Uniform Commercial Code) or security interest, and all shares of such capital stock are validly issued, fully paid and nonassessable.

(iii) The execution, delivery and performance by the Company of the Underwriting Agreement, the Pricing Agreement and the Indenture, and consummation by the Company of the transactions provided for in the Underwriting Agreement, the Pricing Agreement and the Indenture, including, but not limited to, the issuance and sale of the Designated Securities to be sold by the Company under the Underwriting Agreement and the Pricing Agreement and the application of the net proceeds thereof as described in the Prospectus, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party that is material to the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement, the Pricing Agreement and the Indenture, respectively.

(iv) To my knowledge, none of the Company or any of its Material Subsidiaries as of the date of this Agreement is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, except for such defaults that would not result in a material adverse effect on the Company and its subsidiaries taken as a whole.

(v) To my knowledge, except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, and no such actions, suits or proceedings are, to my knowledge, threatened.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m. New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the respective dated of delivery thereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(f) Except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company shall not have sustained any loss or interference with its business from any calamity, labor dispute or court or governmental action, order or decree, and there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development reasonably likely to result in a change, in or affecting the business, financial condition, stockowners’ equity or results of operations of the Company and its subsidiaries taken as a whole, the effect of which in any such case is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended relating to the Designated Securities.

(g) On or after the date of the Pricing Agreement relating to the Designated Securities: (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability.

(h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities.

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the Pricing Agreement relating to such Designated Securities.

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Sections 7(a), (e) and (f) and as to such other matters as the Representatives reasonably may request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, as amended, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, any preliminary prospectus supplement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Securities, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein as amended or supplemented relating to such Securities; provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that it shall have been determined by a court of competent jurisdiction that any such loss, claim, damage or liability of such Underwriter resulted solely from the fact that such Underwriter sold Designated Securities to a person to whom there was not sent or given (to the extent required by law), at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) as then amended or supplemented (excluding documents incorporated by reference) if the Company had previously furnished copies thereof (sufficiently in advance of the Time of Delivery to allow for distribution prior to the confirmation of such sale) to such Underwriter and the loss, claim, damage or liability of such Underwriter resulted from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) as then amended or supplemented (excluding documents incorporated by reference) and the Company advised the Underwriters at the time the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), was furnished to the Underwriters that the Prospectus, as then amended or supplemented (excluding documents incorporated by reference), contained such corrections.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise,

insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 8(a) or (b) of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or (b), shall notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 8(a) or (b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (in addition to local counsel) satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 8(a) or (b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Without the written consent of the indemnified party, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act. The obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives in their discretion may arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes thereby may be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company promptly will file any amendments or supplements to the Registration Statement or the Prospectus that in the opinion of the Representatives thereby may be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a), the aggregate principal amount of such Designated Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities that such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities that such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a), the aggregate principal amount of Designated Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in Section 9(b), or if the Company shall not exercise the right described in Section 9(b) to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, other than the occurrence of an event described in Section 7(h)(i), (iii), (iv) or (v), the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company as set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.

14. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, DC is open for business.

15. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Horace Mann Educators Corporation

By:	/s/ Peter H. Heckman
Name:	Peter H. Heckman
Title:	Executive Vice President and Chief
Financial Officer

Accepted as of the date hereof:

On behalf of each of the Underwriters

Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

ANNEX I

PRICING AGREEMENT

Goldman, Sachs & Co.,

As Representatives of the several

Underwriters named in Schedule I hereto

85 Broad Street

New York, New York 10004

            June 6, 2005

Ladies and Gentlemen:

Horace Mann Educators Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 6, 2005 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Horace Mann Educators Corporation

By:	/s/ Peter H. Heckman
Name:	Peter H. Heckman
Title:	Executive Vice President and Chief
Financial Officer

Accepted as of the date hereof:

On behalf of each of the Underwriters

Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Underwriter	Principal Amount of Designated Securities To Be Purchased
Goldman, Sachs & Co.	$67,500,000
Banc of America Securities LLC	$7,500,000

Total	$75,000,000

I-1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

6.05% Senior Notes

due June 15, 2015

AGGREGATE PRINCIPAL AMOUNT:

$75,000,000

PRICE TO PUBLIC:

99.643% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 9, 2005

PURCHASE PRICE BY UNDERWRITERS:

98.993% of the principal amount of the Designated Securities, plus accrued interest from June 9, 2005

FORM OF DESIGNATED SECURITIES:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal (same day) funds

TIME OF DELIVERY:

10:00 a.m. (New York City time), June 9, 2005

INDENTURE:

Indenture dated June 9, 2005, between the Company and JPMorgan Chase Bank, N.A., as Trustee and First Supplemental Indenture dated June 9, 2005, between the Company and JPMorgan Chase Bank, N.A., as Trustee

MATURITY: June 15, 2015

INTEREST RATE:

6.05%

INTEREST PAYMENT DATES:

June 15 and December 15 of each year, commencing December 15, 2005

REDEMPTION PROVISIONS:

The Designated Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Designated Securities to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points; plus in each case, accrued and unpaid interest on the Designated Securities to be redeemed to, but excluding, such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities.

“Comparable Treasury Price” means with respect to any Redemption Date for the Designated Securities (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Goldman, Sachs & Co. and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company that is acceptable to the Trustee.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and four other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Company; provided that (1) if any of Goldman, Sachs & Co. or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefore another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the

Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day (as defined in the Indenture) preceding such Redemption Date.

“Treasury Rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

If less than all of the Designated Securities are to be redeemed, The Depository Trust Company, as depositary, shall determine, in accordance with its procedures, the principal amount of such Designated Securities held by each beneficial owner of such Designated Securities to be redeemed. The Depository Trust Company may select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000.

SINKING FUND PROVISIONS:

No sinking fund provisions

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

June 9, 2005 at 10:00 a.m. New York City time at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019

ADDITIONAL CLOSING CONDITIONS:

See Section 7 of the Underwriting Agreement

NAMES AND ADDRESSES OF REPRESENTATIVES:

Designated Representatives:	Goldman, Sachs & Co.

Address for Notices, etc.:	85 Broad Street
New York, New York 10004
Attention: Registration Department

ANNEX II

MATERIAL SUBSIDIARIES

Horace Mann Insurance Company

Horace Mann Life Insurance Company

Horace Property & Casualty Insurance Company

Teachers Insurance Company